Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. REPORTS RECORD THIRD QUARTER

FISCAL 2013 FINANCIAL RESULTS

Q3 Net Revenues Increased 39%; Q3 Comparable Store Sales Increased 29%; Q3 Adjusted Diluted

EPS Increased 357% to $0.32

Company Increases Fiscal 2013 Adjusted Diluted EPS Guidance to $1.71 to $1.74 from Previous

Guidance of $1.65 to $1.70

Corte Madera, CA – December 12, 2013 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced financial results for the third quarter ended November 2, 2013.

Third Quarter Highlights

•	Net revenues increased 39% on top of a 22% increase for the same period last year

o	Comparable store sales increased 29% on top of 29% growth for the same period last year

o	Direct revenues increased 47% on top of a 24% increase for the same period last year

•	Adjusted operating income increased 299% to $23.9 million from $6.0 million for the same period last year; GAAP operating income of $23.9 million compared to $2.0 million for the same period last year

•	Adjusted net income increased 389% to $13.0 million from $2.7 million for the same period last year; GAAP net income of $9.5 million compared to $1.7 million for the same period last year

•	Adjusted diluted earnings per share increased 357% to $0.32 compared to $0.07 last year; GAAP diluted earnings per share of $0.23 during the period

Gary Friedman, Chairman and Co-Chief Executive Officer, said, “We are pleased to report another quarter of record financial results. Our exclusive products, dominant assortments, taste and style continue to resonate with consumers across all channels. We delivered 39% growth in total revenues driven by a 47% increase in direct revenues, and 29% comp store sales growth on top of 29% in the year ago quarter. We believe that the significant growth in our direct and total business provides the initial data points demonstrating that the most recent evolution of our Source Book strategy was a highly profitable decision. The strong top-line growth coupled with advertising savings and operating leverage drove a 390 basis point increase in adjusted operating margins and 389% growth in adjusted net income during the quarter while we continued to invest in our infrastructure and new businesses to support our future growth.”

Mr. Friedman continued, “Based on our strong performance during the third quarter and continued confidence in the fourth quarter, we are increasing our fiscal year 2013 guidance.”

Carlos Alberini, Co-Chief Executive Officer, commented, “The transformation of our real estate continues to be our highest priority and represents a tremendous opportunity to unlock the value of our dominant assortment. Our five Full Line Design Galleries continue to exceed our expectations. We remain on track with our plan to open Full Line Design Galleries in Greenwich, Los Angeles and Atlanta in 2014 and anticipate opening 10 or more locations per year beginning in 2015.”

Three Month Period Financial Results

Revenue—Net revenues for the third quarter of fiscal 2013 increased 39% to $395.8 million from $284.2 million for the third quarter of fiscal 2012. This is on top of a 22% increase in net revenues for the third quarter of fiscal 2012.

•	Comparable store sales increased 29% for the third quarter of fiscal 2013. This growth is on top of an increase of 29% in comparable store sales for the third quarter of fiscal 2012.

•	As of November 2, 2013, the Company operated a total of 70 retail stores, consisting of 62 Galleries, 5 Full Line Design Galleries and 3 Baby & Child Galleries, as well as 17 outlet stores throughout the United States and Canada. This compares to a total of 73 retail stores, consisting of 69 Galleries, 2 Full Line Design Galleries and 2 Baby & Child Galleries, as well as 12 outlet stores open at the end of the third quarter of fiscal 2012.

•	Direct revenues increased 47% in the third quarter of fiscal 2013. This growth is on top of the 24% increase in direct revenues for the third quarter of fiscal 2012.

Operating Income (Loss)*—Adjusted operating income for the third quarter of fiscal 2013 increased 299% to $23.9 million compared to $6.0 million for the third quarter of fiscal 2012. Including the impact of non-recurring and other items, GAAP operating income for the third quarter of fiscal 2013 was $23.9 million compared to GAAP operating income of $2.0 million for the year ago period.

EBITDA*—Adjusted EBITDA for the third quarter of fiscal 2013 increased 136% to $30.6 million compared to adjusted EBITDA of $13.0 million for the third quarter of fiscal 2012. Including the impact of non-recurring and other items, EBITDA for the third quarter of fiscal 2013 was $30.6 million compared to $8.6 million for the year ago period.

Net Income (Loss)*—Adjusted net income increased 389% to $13.0 million for the third quarter of fiscal 2013 from $2.7 million for the third quarter of fiscal 2012. Adjusted net income is calculated using a 40% effective tax rate. GAAP net income for the third quarter of fiscal 2013 was $9.5 million compared to GAAP net income of $1.7 million for the third quarter of fiscal 2012.

Earnings Per Share*—Adjusted diluted EPS increased 357% to $0.32 for the third quarter of fiscal 2013 from $0.07 for the third quarter of fiscal 2012. GAAP diluted EPS for the third quarter of fiscal 2013 was $0.23. GAAP diluted EPS of $1,685 for the third quarter of fiscal 2012 is not a meaningful number as it is based on a limited number of shares outstanding and does not include the impact of the Company’s November 2012 initial public offering (IPO) or the reorganization of the Company’s capital structure in connection with the IPO.

Nine Month Period Financial Results

Revenue—Net revenues for the nine months ended November 2, 2013 increased 36% to $1.079 billion from $795.0 million for the first nine months of fiscal 2012. This is on top of a 22% increase in net revenues for the first nine months of fiscal 2012.

•	Comparable store sales increased 31% for the first nine months of fiscal 2013. This growth compares to an increase of 29% in comparable store sales for the first nine months of fiscal 2012.

•	Direct revenues increased 39% in the first nine months of fiscal 2013. This growth is on top of the 25% increase in direct revenues for the first nine months of fiscal 2012.

Operating Income (Loss)*—Adjusted operating income for the first nine months of fiscal 2013 increased 130% to $62.6 million compared to $27.2 million in the first nine months of fiscal 2012. Including the impact of variable and one-time non-cash stock-based compensation charges, costs related to the Company’s follow-on offerings and other non-recurring items, GAAP operating loss was $3.4 million compared to GAAP operating income of $19.6 million for the year ago period.

EBITDA*—Adjusted EBITDA for the first nine months of fiscal 2013 increased 73% to $82.6 million compared to adjusted EBITDA of $47.9 million for the first nine months of fiscal 2012. Including the impact of variable and one-time non-cash stock-based compensation charges, costs related to the Company’s follow-on offerings and other non-recurring items, EBITDA for the first nine months of 2013 was $16.6 million compared to $39.0 million for the prior year period.

Net Income (Loss)*—Adjusted net income increased 158% to $35.1 million for the first nine months of fiscal 2013 from $13.6 million for the first nine months of fiscal 2012. GAAP net loss for the first nine months of fiscal 2013 was $8.4 million compared to GAAP net income of $15.6 million for the year ago period.

Earnings Per Share*—Adjusted diluted EPS increased 135% to $0.87 for the first nine months of fiscal 2013 from $0.37 for the same period last year. GAAP diluted EPS during the first nine months of fiscal 2013 was a loss of $0.22. GAAP diluted EPS of $15,573 for the first nine months of fiscal 2012 is not a meaningful number as it is based on a limited number of shares outstanding and does not include the impact of the Company’s November 2012 initial public offering (IPO) or the reorganization of the Company’s capital structure in connection with the IPO.

Outlook

The Company is providing the following guidance for the fourth quarter of fiscal 2013:

•	Net revenues in the range of $490 million to $500 million

•	Adjusted net income in the range of $34.3 million to $35.5 million

•	Adjusted diluted EPS to a range of $0.82 to $0.85

•	Diluted shares outstanding of 41.6 million compared to prior guidance of 42.2 million diluted shares outstanding

The Company is increasing its guidance for the fiscal year ending February 1, 2014:

•	Net revenues in the range of $1.57 billion to $1.58 billion

•	Adjusted net income in the range of $69.4 million to $70.6 million

•	Adjusted diluted EPS in the range of $1.71 to $1.74

•	Diluted shares outstanding of 40.5 million compared to prior guidance of 41.7 million diluted shares outstanding

Note: The Company’s adjusted net income and adjusted diluted earnings per share guidance does not include certain charges and costs such as for unusual items which are expected to be similar in future periods to the kinds of charges and costs excluded from adjusted net income and adjusted diluted earnings in prior quarters. The Company’s fiscal year 2013 will include 52 weeks compared to fiscal year 2012 which included 53 weeks.

Conference Call and Webcast Information

Restoration Hardware Holdings, Inc. will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss the third quarter results. Interested parties may access the call by dialing (866) 394-6658 (United States/Canada) or (706) 679-9188 (International). A live broadcast of Restoration Hardware’s quarterly conference call will also be available online at the Company’s website www.restorationhardware.com under Investor Relations. A replay of the conference call will be available through December 27 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 19582570 as well as on the Company’s investor relations website.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc.—NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

*Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted operating income, adjusted EBITDA, adjusted net income, adjusted EPS, pro forma EPS and adjusted diluted EPS (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. With respect to the Company’s adjusted net income and adjusted diluted EPS guidance for the fourth fiscal quarter and the full year of fiscal 2013, the Company is not able to provide a reconciliation of these non-GAAP financial measures to GAAP without unreasonable effort as our estimated results are preliminary and may change as we complete the quarter close process and management’s review of our financial statements.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the transformation of our real estate, the Company’s plans to open Full Line Design Galleries in Greenwich, Atlanta and Los Angeles in 2014, the Company’s belief that it can open 10 or more locations a year beginning in 2015, the impact of the Company’s Source Book strategy on future financial results, and the Company’s future financial guidance, including for the fourth fiscal quarter of 2013 and the full year ending February 1, 2014. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel, general economic conditions and the impact on consumer confidence and spending, changes in customer demand for our products, our ability to anticipate consumer preferences and buying trends, risks related to the number of new business initiatives we are undertaking, risks in the implementation or our real estate portfolio transformation, delays in store openings, risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on April 29, 2013, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@restorationhardware.com

RESTORATION HARDWARE HOLDINGS, INC.

FINANCIAL STATEMENTS AND RELATED INFORMATION

TABLE OF CONTENTS

Page 7.	Condensed Consolidated Statements of Operations

Page 8.	Condensed Consolidated Balance Sheets

Page 9.	Condensed Consolidated Statements of Cash Flows

Page 10.	Operating Metrics and Other Data

Page 11.	Reconciliation of Adjusted Income Statement Items

Page 13.	Reconciliation of Net Income (Loss) to Operating Income (Loss) and Adjusted Operating Income

Page 14.	Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Page 15.	Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

Page 16.	Reconciliation of Net Income (Loss) Per Share to Adjusted Net Income Per Share

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended				Nine Months Ended
	November 2, 2013	% of Net Revenues	October 27, 2012	% of Net Revenues	November 2, 2013	% of Net Revenues	October 27, 2012	% of Net Revenues
Net revenues	$395,832	100.0%	$284,171	100.0%	$1,079,267	100.0%	$794,991	100.0%
Cost of goods sold	255,032	64.4%	182,291	64.1%	697,364	64.6%	503,716	63.4%

Gross profit	140,800	35.6%	101,880	35.9%	381,903	35.4%	291,275	36.6%
Selling, general and administrative expenses	116,940	29.5%	99,886	35.2%	385,312	35.7%	271,716	34.1%

Income (loss) from operations	23,860	6.1%	1,994	0.7%	(3,409)	-0.3%	19,559	2.5%
Interest expense	(2,165)	-0.6%	(1,544)	-0.5%	(4,196)	-0.4%	(4,598)	-0.6%

Income (loss) before income taxes	21,695	5.5%	450	0.2%	(7,605)	-0.7%	14,961	1.9%
Income tax expense (benefit)	12,146	3.1%	(1,235)	-0.4%	842	0.1%	(612)	-0.1%

Net income (loss)	$9,549	2.4%	$1,685	0.6%	$(8,447)	-0.8%	$15,573	2.0%

Weighted-average shares used in computing basic net income (loss) per share	38,888,208		1,000		38,558,952		1,000
Basic net income (loss) per share	$0.25		$1,685		$(0.22)		$15,573
Weighted-average shares used in computing diluted net income (loss) per share	41,053,211		1,000		38,558,952		1,000
Diluted net income (loss) per share	$0.23		$1,685		$(0.22)		$15,573
Pro forma weighted-average shares used in computing pro forma basic and diluted net income per share [a]			36,971,500				36,971,500
Pro forma basic and diluted net income per share			$0.05				$0.42

[a]	On a pro forma basis, basic and diluted shares outstanding for the three and nine months ended October 27, 2012 include (1) the impact of the Company’s reorganization, as further described in the Company’s final prospectus filed with the Securities and Exchange Commission on November 5, 2012 (the “Reorganization”), as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	November 2, 2013	February 2, 2013	October 27, 2012
ASSETS
Cash and cash equivalents	$8,197	$8,354	$15,568
Merchandise inventories	448,150	353,329	333,825
Other current assets	147,215	131,075	110,952

Total current assets	603,562	492,758	460,345
Property and equipment—net	190,069	111,406	93,663
Goodwill and other intangibles	171,480	172,724	173,509
Other assets	26,987	12,725	14,716

Total assets	$992,098	$789,613	$742,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$209,228	$145,353	$156,382
Other current liabilities	101,715	74,071	73,203

Total current liabilities	310,943	219,424	229,585
Revolving line of credit and term loan	108,245	82,501	187,529
Other long term liabilities	64,001	36,077	57,880

Total liabilities	483,189	338,002	474,994

Stockholders’ equity	508,909	451,611	267,239

Total liabilities and stockholders’ equity	$992,098	$789,613	$742,233

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	November 2, 2013	October 27, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(8,447)	$15,573
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,959	19,485
Stock-based compensation expense	65,847	1,102
Other non-cash items	(13,415)	212
Change in assets and liabilities:
Merchandise inventories	(94,980)	(87,933)
Accounts payable, accrued expenses, and other	61,491	31,542

Net cash provided by (used in) operating activities	30,455	(20,019)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(57,622)	(25,631)
Purchases of trademarks	—	(310)

Net cash used in investing activities	(57,622)	(25,941)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under revolving line of credit	25,744	65,194
Payments on capital leases	(1,418)	(3,088)
Capitalized initial public offering costs	—	(9,118)
Stock options exercised	1,436	—
Excess tax benefit from exercise of stock options	1,440	—
Tax withholdings related to issuance of stock-based awards	(178)	—

Net cash provided by financing activities	27,024	52,988

Effects of foreign currency exchange rate translation	(14)	28

Net increase (decrease) in cash and cash equivalents	(157)	7,056
Cash and cash equivalents
Beginning of period	8,354	8,512

End of period	$8,197	$15,568

RESTORATION HARDWARE HOLDINGS, INC.

OPERATING METRICS AND OTHER DATA

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Growth in net revenues:
Stores [a]	33%	21%	33%	19%
Direct	47%	24%	39%	25%
Total	39%	22%	36%	22%
Retail [b]:
Comparable store sales change [c]	29%	29%	31%	29%
Retail stores open at beginning of period	70	73	71	74
Stores opened	—	—	2	3
Stores closed	—	—	3	4
Retail stores open at end of period	70	73	70	73
Retail sales per leased selling square foot [d]	$364	$282	$1,002	$763
Total leased square footage at end of period (in thousands)	796	780	796	780
Total leased selling square footage at end of period (in thousands) [e]	521	502	521	502
Direct:
Catalogs circulated (in thousands) [f]	4,330	11,721	12,325	26,851
Catalog pages circulated (in millions) [f]	892	7,944	6,583	15,360
Direct as a percentage of net revenues [g]	46%	44%	47%	46%

[a]	Store data represents retail stores plus outlet stores. Net revenues for outlet stores for the three months ended November 2, 2013 and October 27, 2012 were $22.4 million and $13.9 million, respectively. Net revenues for outlet stores for the nine months ended November 2, 2013 and October 27, 2012 were $57.5 million and $38.2 million, respectively.
[b]	Retail data has been calculated based upon retail stores, which includes our Baby & Child stores and excludes outlet stores.
[c]	Comparable store sales have been calculated based upon retail stores that were open at least fourteen full months as of the end of the reporting period and did not change square footage by more than 20% between periods. If a store is closed for seven days during a month, that month will be excluded from comparable store sales. Comparable store net revenues exclude revenues from outlet stores.
[d]	Retail sales per leased selling square foot is calculated by dividing total net revenues for all retail stores, comparable and non-comparable, by the average leased selling square footage for the period.
[e]	Leased selling square footage is retail space at our stores used to sell our products. Leased selling square footage excludes backrooms at retail stores used for storage, office space or similar matters. Leased selling square footage excludes exterior sales space located outside a store, such as courtyards, gardens and rooftops. Leased selling square footage includes approximately 4,500 square feet related to one owned store location.
[f]	The catalogs and catalog pages circulated from period to period do not take into account different page sizes per catalog distributed. Page sizes and page counts vary for different catalog mailings and we sometimes mail different versions of a catalog at the same time. Accordingly, period to period comparisons of catalogs circulated and catalog pages circulated do not take these variations into account.
[g]	Direct revenues include sales through our catalogs and websites.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	Reported November 2, 2013	Adjustments	Adjusted November 2, 2013	% of Net Revenues	Reported October 27, 2012	Adjustments	Adjusted October 27, 2012	% of Net Revenues
Net revenues	$395,832	$—	$395,832	100.0%	$284,171	$—	$284,171	100.0%
Cost of goods sold	255,032	—	255,032	64.4%	182,291	—	182,291	64.1%

Gross profit	140,800	—	140,800	35.6%	101,880	—	101,880	35.9%
Selling, general and administrative expenses [a]	116,940	—	116,940	29.6%	99,886	(3,987)	95,899	33.8%

Income from operations	23,860	—	23,860	6.0%	1,994	3,987	5,981	2.1%
Interest expense	(2,165)	—	(2,165)	-0.5%	(1,544)	—	(1,544)	-0.5%

Income before income taxes	21,695	—	21,695	5.5%	450	3,987	4,437	1.6%
Income tax expense (benefit) [b]	12,146	(3,468)	8,678	2.2%	(1,235)	3,010	1,775	0.7%

Net income [c]	$9,549	$3,468	$13,017	3.3%	$1,685	$977	$2,662	0.9%

EBITDA [d]	$30,591		$30,591		$8,587		$12,973
Weighted-average shares used in computing basic net income per share [e]	38,888,208		38,888,208		1,000		36,971,500
Weighted-average shares used in computing diluted net income per share [e]	41,053,211		41,053,211		1,000		36,971,500
Basic net income per share	$0.25		$0.33		$1,685		$0.07
Diluted net income per share	$0.23		$0.32		$1,685		$0.07

[a]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, certain non-cash and other one-time compensation, follow-on offering fees, lease termination costs and special committee investigation and remediation costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[b]	Assumes a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[d]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our Board of Directors to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our Management Incentive Program (“MIP”). Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[e]	On an adjusted basis for the three months ended October 27, 2012, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Nine Months Ended
	Reported November 2, 2013	Adjustments	Adjusted November 2, 2013	% of Net Revenues	Reported October 27, 2012	Adjustments	Adjusted October 27, 2012	% of Net Revenues
Net revenues	$1,079,267	$—	$1,079,267	100.0%	$794,991	$—	$794,991	100.0%
Cost of goods sold	697,364	—	697,364	64.6%	503,716	—	503,716	63.4%

Gross profit	381,903	—	381,903	35.4%	291,275	—	291,275	36.6%
Selling, general and administrative expenses [a]	385,312	(66,050)	319,262	29.6%	271,716	(7,677)	264,039	33.2%

Income (loss) from operations	(3,409)	66,050	62,641	5.8%	19,559	7,677	27,236	3.4%
Interest expense	(4,196)	—	(4,196)	-0.4%	(4,598)	—	(4,598)	-0.6%

Income (loss) before income taxes	(7,605)	66,050	58,445	5.4%	14,961	7,677	22,638	2.8%
Income tax expense (benefit) [b]	842	22,536	23,378	2.2%	(612)	9,668	9,056	1.1%

Net income (loss) [c]	$(8,447)	$43,514	$35,067	3.2%	$15,573	$(1,991)	$13,582	1.7%

EBITDA [d]	$16,550		$82,600		$39,044		$47,870
Weighted-average shares used in computing basic net income (loss) per share [e]	38,558,952		38,558,952		1,000		36,971,500
Weighted-average shares used in computing diluted net income (loss) per share [e]	38,558,952		40,170,430		1,000		36,971,500
Basic net income (loss) per share	$(0.22)		$0.91		$15,573		$0.37
Diluted net income (loss) per share	$(0.22)		$0.87		$15,573		$0.37

[a]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, certain non-cash and other one-time compensation, follow-on offering fees, lease termination costs and special committee investigation and remediation costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[b]	Assumes a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[d]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our Board of Directors to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[e]	On an adjusted basis for the nine months ended October 27, 2012, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING INCOME (LOSS)

AND ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net income (loss)	$9,549	$1,685	$(8,447)	$15,573
Interest expense	2,165	1,544	4,196	4,598
Income tax expense (benefit)	12,146	(1,235)	842	(612)

Operating income (loss)	23,860	1,994	(3,409)	19,559
Management and pre-IPO board fees [a]	—	1,198	—	3,285
Non-cash compensation [b]	—	—	63,155	—
Follow-on offering fees [c]	—	—	2,895	—
Lease termination costs [d]	—	—	—	(386)
Special committee investigation and remediation [e]	—	2,789	—	4,778

Adjusted operating income	$23,860	$5,981	$62,641	$27,236

[a]	Represents fees paid in accordance with our management services agreement with Home Holdings, LLC (“Home Holdings”), as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the operating and adjusted operating income (loss) amounts.
[b]	Includes non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. All other equity related awards granted to employees are not included in the above adjustments and are included in both the operating and adjusted operating income (loss) amounts.
[c]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[d]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and nine months ended October 27, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[e]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net income (loss)	$9,549	$1,685	$(8,447)	$15,573
Depreciation and amortization	6,731	6,593	19,959	19,485
Interest expense	2,165	1,544	4,196	4,598
Income tax expense (benefit)	12,146	(1,235)	842	(612)

EBITDA [a]	30,591	8,587	16,550	39,044
Management and pre-IPO board fees [b]	—	1,198	—	3,285
Non-cash compensation [c]	—	364	63,155	1,102
Follow-on offering fees [d]	—	—	2,895	—
Lease termination costs [e]	—	—	—	(386)
Special committee investigation and remediation [f]	—	2,789	—	4,778
Other [g]	—	35	—	47

Adjusted EBITDA [a]	$30,591	$12,973	$82,600	$47,870

[a]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our Board of Directors to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss), as a measure of financial performance, cash flows from operating activities, as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an implication that our future results will be unaffected by non-recurring and other items. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the EBITDA and Adjusted EBITDA amounts.
[c]	The nine months ended November 2, 2013 include non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. The three and nine months ended October 27, 2012 includes stock-based compensation expense incurred prior to the initial public offering. All other equity related awards granted to employees subsequent to the initial public offering are not included in the above adjustments and are included in both the EBITDA and Adjusted EBITDA amounts.
[d]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[e]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and nine months ended October 27, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[f]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[g]	Represents certain other items which management believes are not indicative of our ongoing operating performance, which includes foreign exchange gains and losses for the three and nine months ended October 27, 2012.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
GAAP net income (loss)	$9,549	$1,685	$(8,447)	$15,573

Adjustments (pre-tax):
Management and pre-IPO board fees [a]	$—	$1,198	$—	$3,285
Non-cash compensation [b]	—	—	63,155	—
Follow-on offering fees [c]	—	—	2,895	—
Lease termination costs [d]	—	—	—	(386)
Special committee investigation and remediation [e]	—	2,789	—	4,778

Subtotal adjusted items	—	3,987	66,050	7,677
Impact of income tax items [f]	3,468	(3,010)	(22,536)	(9,668)

Adjusted net income [g]	$13,017	$2,662	$35,067	$13,582

[a]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[b]	Includes non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. All other equity related awards granted to employees are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[c]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[d]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and nine months ended October 27, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[e]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[f]	Assumes a normalized tax rate of 40% for all periods presented.
[g]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) PER SHARE TO

ADJUSTED NET INCOME PER SHARE

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
GAAP diluted net income (loss) per share	$0.23	$1,685	$(0.22)	$15,573

Pro forma diluted net income (loss) per share [a]	$0.23	$0.05	$(0.21)	$0.42
EPS impact of adjustments (pre-tax):
Management and pre-IPO board fees [b]	$—	$0.03	$—	$0.09
Non-cash compensation [c]	—	—	1.57	—
Follow-on offering fees [d]	—	—	0.07	—
Lease termination costs [e]	—	—	—	(0.01)
Special committee investigation and remediation [f]	—	0.07	—	0.13

Subtotal adjusted items	—	0.10	1.64	0.21
Impact of income tax items [g]	0.09	(0.08)	(0.56)	(0.26)

Adjusted diluted net income per share [h]	$0.32	$0.07	$0.87	$0.37

[a]	Pro forma diluted net income (loss) per share for the three and nine months ended November 2, 2013 is calculated based on GAAP net income (loss) and diluted weighted-average shares of 41,053,211 and 40,170,430, respectively. Pro forma diluted net income per share for the three and nine months ended October 27, 2012 is calculated based on GAAP net income and the Company’s vested share count as if (1) the Reorganization and (2) initial public offering had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[c]	Includes non-cash compensation charges related to the performance-based vesting of certain shares granted to Mr. Friedman, as well as the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013. All other equity related awards granted to employees are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[d]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[e]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the three and nine months ended October 27, 2012 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[f]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[g]	Assumes a normalized tax rate of 40% for all periods presented.
[h]	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted net income per share as consolidated net income (loss) less non-recurring and other items divided by the Company’s post-initial public offering share count. Adjusted net income per share is included in this press release because management believes that adjusted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.